Exhibit 10.16

                UNCOMMITTED GUIDANCE LINE DEMAND PROMISSORY NOTE

$15,000,000.00                                                     March 1, 1999
                                                                Atlanta, Georgia

     FOR VALUE RECEIVED, HUGHES SUPPLY, INC., a Florida corporation (the "Borrower" or the "undersigned"), promises to pay to the order of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association, (the "Lender"), at the principal office of the Lender, at 200 South Orange Avenue, Orlando, Florida 32801, or at such other place as the Lender may designate by notice in writing to the Borrower, in immediately available funds in lawful money of the United States of America, the lesser of (x) the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), together with interest on the unpaid principal balance of this Uncommitted Guidance Line Demand Promissory Note (this "Note"), or (y) so much thereof as shall have been from time to time disbursed hereunder in the sole discretion of the Lender, and not theretofore repaid, as shown on the books and records of the Lender, at the rate per annum mutually agreed upon from time to time by Borrower and Lender (the "Interest Rate"), on the sooner of (i) DEMAND or (ii) January 25, 2000, or such later date to which the Bank may extend this Note in writing and in its sole discretion, (the "Termination Date").

     Upon the terms of this Note and in compliance with the terms and conditions hereof, the Borrower, from time to time, may request advances hereunder, repay and reborrow up to the maximum aggregate principal amount outstanding at any one time as indicated above, subject to the sole discretion of the Lender. The Borrower acknowledges and agrees that the Lender shall have no obligation to make any advances to the Borrower under this Note, but the Lender may, in its sole discretion, make such advances to the Borrower upon its request.

     In addition to principal, the Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at the Interest Rate on the last day of the interest periods mutually agreed to from time to time by the Borrower and the Lender. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Lender at the Lender's principal office specified above.

     The Lender shall at all times have a right of set-off against any deposit balances of the Borrower in the possession of the Lender, and the Lender may apply the same against payment of this Note or any other indebtedness of the Borrower to the Lender. The payment of any indebtedness evidenced by this Note prior to the Termination Date or demand shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Lender shall be entitled to recover from the Borrower all costs of collection, including, without limitation, reasonable attorneys' fees if collected by or through an attorney-at-law.

     The Borrower acknowledges that the actual crediting of the amount of any disbursement under this Note to an account of the Borrower or recording such amount in the books of the Lender shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under this Note. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Notes at any time and from time to time, provided that the failure of the Lender to record in its books or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note.

     Prepayment of this Note in part or in whole is permitted.

     Failure or forbearance of the Lender to exercise any right hereunder, or otherwise granted by this Note or by law, shall not affect or release the liability of the Borrower hereunder, and shall not constitute a waiver of such right unless so stated by the Lender in writing. THIS NOTE SHALL BE DEEMED TO BE MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA. Time is of the essence of this Note.

     PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand of the Borrower as of the day and year first above written.

                                               HUGHES SUPPLY, INC.


                                               By: _____________________________
                                                   J. Stephen Zepf
                                                   Treasurer

                  UNCOMMITTED SWING LINE DEMAND PROMISSORY NOTE

$10,000,000.00                                                     March 1, 1999
                                                                Atlanta, Georgia

     FOR VALUE RECEIVED, HUGHES SUPPLY, INC., a Florida corporation (the "Borrower" or the "undersigned"), promises to pay to the order of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association, (the "Lender"), at the principal office of the Lender, at 200 South Orange Avenue, Orlando, Florida 32801, or at such other place as the Lender may designate by notice in writing to the Borrower, in immediately available funds in lawful money of the United States of America, the lesser of (x) the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), together with interest on the unpaid principal balance of this Uncommitted Swing Line Demand Promissory Note (this "Note"), or (y) so much thereof as shall have been from time to time disbursed hereunder in the sole discretion of the Lender, and not theretofore repaid, as shown on the books and records of the Lender, at the rate per annum mutually agreed upon from time to time by Borrower and Lender (the "Interest Rate"), on the sooner of (i) DEMAND or (ii) January 25, 2000, or such later date to which the Bank may extend this Note in writing and in its sole discretion, (the "Termination Date").

     Upon the terms of this Note and in compliance with the terms and conditions hereof, the Borrower, from time to time, may request advances hereunder, repay and reborrow up to the maximum aggregate principal amount outstanding at any one time as indicated above, subject to the sole discretion of the Lender. The Borrower acknowledges and agrees that the Lender shall have no obligation to make any advances to the Borrower under this Note, but the Lender may, in its sole discretion, make such advances to the Borrower upon its request.

     In addition to principal, the Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at the Interest Rate on the last day of the interest periods mutually agreed to from time to time by the Borrower and the Lender. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Lender at the Lender's principal office specified above.

     The Lender shall at all times have a right of set-off against any deposit balances of the Borrower in the possession of the Lender, and the Lender may apply the same against payment of this Note or any other indebtedness of the Borrower to the Lender. The payment of any indebtedness evidenced by this Note prior to the Termination Date or demand shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Lender shall be entitled to recover from the Borrower all costs of collection, including, without limitation, reasonable attorneys' fees if collected by or through an attorney-at-law.

     The Borrower acknowledges that the actual crediting of the amount of any disbursement under this Note to an account of the Borrower or recording such amount in the books of the Lender shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under this Note. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Notes at any time and from time to time, provided that the failure of the Lender to record in its books or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note.

     Prepayment of this Note in part or in whole is permitted.

     Failure or forbearance of the Lender to exercise any right hereunder, or otherwise granted by this Note or by law, shall not affect or release the liability of the Borrower hereunder, and shall not constitute a waiver of such right unless so stated by the Lender in writing. THIS NOTE SHALL BE DEEMED TO BE MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA. Time is of the essence of this Note.

     PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand of the Borrower as of the day and year first above written.

                                               HUGHES SUPPLY, INC.


                                               By: _____________________________
                                                   J. Stephen Zepf
                                                   Treasurer

                          SUBSIDIARY GUARANTY AGREEMENT
        (Uncommitted Swing Line Note and Uncommitted Guidance Line Note)

          THIS SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of March 1, 1999 made by each of the subsidiaries of Hughes Supply, Inc., a Florida corporation ("Hughes"), listed on the signature pages hereof, together with all other subsidiaries of Hughes that hereafter become parties hereto (individually, a "Guarantor" and collectively, the "Guarantors"), in favor of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION (the "Lender");

                              W I T N E S S E T H:

          WHEREAS, Hughes executed and delivered that certain Uncommitted Swing Line Note dated as of the date hereof, in favor of Lender, in the principal amount of $10,000,000.00 (as hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the "Swing Line Note"), and that certain Uncommitted Guidance Line Note dated as the date hereof, in favor of Lender, in the principal amount of $15,000,000.00 (as hereafter amended, restated, renewed, extended supplemented or otherwise modified from time to time, the "Guidance Line Note", and together with the Swing Line Note, the "Notes");

          WHEREAS, Hughes owns, directly or indirectly, all or a majority of the outstanding capital stock of each of the Guarantors;

          WHEREAS, Hughes and the Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with Hughes providing certain centralized financial, accounting and management services to each of the Guarantors by virtue of intercompany advances and loans such that financial accommodations to Hughes under the Notes shall inure to the direct and material benefit of the Guarantors; and

          WHEREAS, the making of loans evidenced by the Notes will facilitate expansion and enhance the overall financial strength and stability of Hughes's entire corporate group, including the Guarantors; and

          WHEREAS, it is a condition precedent to Lender making any loan under the Notes, in its sole discretion, that the Guarantors enter into this Guaranty to satisfy such condition precedent;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make loans to Hughes under the Notes, the Guarantors hereby jointly and severally agree as follows:

          SECTION 1. Guaranty. The Guarantors hereby jointly and severally, irrevocably and unconditionally, guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness and all other obligations owing by Hughes to the Lender under the Notes, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses) incurred by the Lender in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to Hughes, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, the Lender will receive, after giving effect to any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto (collectively, the "Taxes"), (but excluding Taxes imposed on overall net income of the Lender), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against Hughes, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

          SECTION 2. Guaranty Absolute. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Guaranty and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

          (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Notes, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (b) any lack of validity or enforceability of the Notes or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (c) any furnishing to the Lender of any security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

          (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of Hughes;

          (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or Hughes, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

          (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

          (g) any application of sums paid by Hughes or any other person or entity with respect to the liabilities of Hughes to the Lender, regardless of what liabilities of Hughes remain unpaid;.

          (h) any act or failure to act by the Lender which may adversely affect a Guarantor's subrogation rights, if any, against Hughes to recover payments made under this Guaranty; and

          (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and the Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant (including Hughes or a trustee in bankruptcy for Hughes), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Notes, or any other instrument evidencing any liability of Hughes, and the Guarantors shall be and remain liable to the Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Lender.

          SECTION 3. Waiver. The Guarantors hereby waive notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Lender against, and any other notice to, Hughes or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of Hughes).

          SECTION 4. Waiver of Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of Hughes, such Guarantor shall be subrogated to the rights of the payee against Hughes with respect to such payment; provided that such Guarantor shall not enforce any right or receive any payment by way of subrogation until all of the Guaranteed Obligations have been paid in full. If, prior to the payment in full of the Guaranteed Obligations, any amount shall be paid to any Guarantor on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Lender and any other holders of the Guaranteed Obligations and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Notes or to be held by the Lender as collateral security for any Guaranteed Obligations thereafter existing.

          SECTION 5. Contribution. For the purpose of establishing rights and obligations of contribution among Hughes and the Guarantors for the benefit of themselves and for the benefit of the Lender, the Guarantors hereby agree and Hughes acknowledges the following contribution provisions:

          (a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject subsection (c) below), Hughes agrees that (i) in the event a payment shall be made by any Guarantor under this Guaranty in respect of the obligations of Hughes under the terms of the Notes, Hughes shall indemnify such Guarantor for the full amount of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to any stock pledge agreement or similar instrument or agreement to satisfy a claim of the Lender, Hughes shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Guarantor has subordinated its rights to subrogation, pursuant to Section 4 of this Guaranty.

          (b) Contribution and Subrogation. Each Guarantor agrees (subject to subsection (c) below) that in the event a payment shall be made by any Guarantor under this Guaranty or assets of any Guarantor shall be sold pursuant to any stock pledge agreement or similar instrument or agreement to satisfy a claim of the Lender, and such Guarantor (the

"Claiming Guarantor") shall not have been indemnified by Hughes as provided in subsection (a) above, each other Guarantor (a "Contributing Guarantor") shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, multiplied by a fraction, the numerator of which shall be as of the date of determination, the total shareholder's equity of such date as determined in accordance with GAAP (the "Consolidated Net Worth") of the Contributing Guarantor on the date hereof, and the denominator of which shall be the sum of the Consolidated Net Worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this subsection (b) shall be subrogated to the rights of such Claiming Guarantor under subsection (a) to the extent of such payment.

          (c) Subordination. Notwithstanding any provision of this Guaranty to the contrary, (i) all rights of the Guarantors under subsection (a) or (b) and all other rights of indemnity or contribution under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Guaranteed Obligations, and (ii) no such rights shall be exercised until all of the Guaranteed Obligations shall have been irrevocably paid in full. If any amount shall be paid to any Guarantor on account of such indemnity or contribution rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Notes. No failure on the part of Hughes or any Guarantor to make the payments required by subsection (a) or (b) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to this Guaranty, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under this Guaranty.

          (d) Allocation. If at any time there exists more than one Claiming Guarantor with respect to this Guaranty, then payment from other Guarantors pursuant to this Section 5 shall be allocated among such Claiming Guarantors in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by each such Claiming Guarantor pursuant to the Guaranty.

          (e) Preservation of Rights. This Section 5 shall not limit or affect any right which any Guarantor may have against any other Person that is not a party hereto.

          (f) Subsidiary Payment.  The amount of contribution payable under this
Section 5 by any Guarantor with respect to the Guaranty shall be reduced by the amount of any contribution paid hereunder by a Subsidiary (as hereinafter defined) of such Guarantor with respect to the Guaranty. The term "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          (g) Asset Sale. If all of the stock of any Guarantor shall be sold or otherwise disposed of (including by merger or consolidation) in an asset sale not prohibited by the Notes or otherwise consented to by the Lender under the Notes, the agreements of such Guarantor hereunder shall automatically be discharged and released without any further action by such Guarantor and shall be assumed in full by the corporation which prior to such asset sale or consent owned the stock of such Guarantor, effective as of the time of such asset sale or consent. Hughes shall cause any such corporation which is not a Guarantor to become a party to this Guaranty unless otherwise agreed in writing by the Lender.

          (h) Equitable Allocation. If as a result of any reorganization, recapitalization or other corporate change in Hughes or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions governing the Guaranty or any of the Guaranteed Obligations, or for any other reason, the contributions under this Section 5 become inequitable, the parties hereto shall promptly modify and amend this Section 5 to provide for an equitable allocation of contributions. All such modifications and amendments shall be in writing and signed by all parties hereto.

          (i)  Asset  of Party to Which  Contribution  and  Indemnification  Are
Owing. The parties hereto acknowledge that the right to contribution and indemnification hereunder shall each constitute an asset in favor of the party to which such contribution or indemnification is owing.

          SECTION 6. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 7. Successors and Assigns; Amendments. This Guaranty shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto, the Lender and its respective successors and assigns. None of any Guarantor's rights or any interest therein under this Section 7 may be assigned or transferred without the written consent of the Lender. In the event of any such transfer or assignment of rights by any Guarantor, the rights and privileges herein conferred upon that Guarantor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This Section 7 shall not be amended without the prior written consent of the Lender.

          SECTION 8. Notices. All notices and other communications provided for hereunder shall be given (i) in the case of the Lender, at the address specified for the Lender in the Notes, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

          SECTION 9. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10. Right Of Set Off. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, the Lender shall, upon the occurrence of any Event of Default (as defined in the Notes) and whether or not the Lender has made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Lender to any Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Lender shall promptly notify the relevant Guarantor of any offset hereunder.

          SECTION 11. Continuing Guaranty; Transfer Of Obligations. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by and for the benefit of the Lender, its successors, transferees and assigns.

          SECTION 12. Governing Law; Appointment Of Agent For Service Of Process; Submission To Jurisdiction; Waiver of Jury Trial.

          (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF

ADJUDICATING  ITS  RIGHTS  OR THE  RIGHTS OF THE  LENDER  WITH  RESPECT  TO THIS
GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF
PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE RESPECTIVE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

          (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

          SECTION 13. Subordination Of Hughes's Obligations To the Guarantors. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Lender that all obligations and liabilities of Hughes to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from Hughes ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of Hughes to the Lender under the terms of the Notes ("Senior Claims").

          If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by Hughes to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

          In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means Hughes or any Guarantor shall commence a voluntary case concerning itself under The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.; the "Bankruptcy Code"). or any other applicable bankruptcy laws; or any involuntary case is commenced against Hughes or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Hughes or any Guarantor, or Hughes or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Hughes or any Guarantor, or any such proceeding is commenced against Hughes or any Guarantor, or Hughes or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Hughes or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or Hughes or any Guarantor makes a general assignment for the benefit of creditors; or Hughes or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Hughes or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or Hughes or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by Hughes or any Guarantor for the purpose of effecting any of the foregoing.

          In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 13, such payment or distribution shall be deemed received in trust for the benefit of the Lender and shall be immediately paid over to the Lender for application against the Guaranteed Obligations in accordance with the terms of the Notes.

          Each Guarantor agrees to execute such additional documents as the Lender may reasonably request to evidence the subordination provided for in this
Section 13.

          SECTION 14. Judgment Currency. (a) The Guarantors' obligations hereunder to make payments in a particular currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Lender of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Notes. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such day being any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in Atlanta, Georgia, or Orlando, Florida being hereafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          (d) If the Obligation Currency is the lawful money of the United States of America. ("U.S. Dollars"), the currency equivalent shall be the Dollar Equivalent. For purposes of this Guaranty, the term "Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable currency as quoted by the Lender at 11:00 a.m. (local time for the Lender) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination. For purposes of this Guaranty, the term "Business Day" shall mean any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in Atlanta, Georgia, or Orlando, Florida.

          SECTION 15. Automatic Acceleration in Certain Events. Upon the occurrence of an Event of Default as defined in the Notes, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Lender, and regardless of whether payment of the Guaranteed Obligations by Hughes has then been accelerated. In addition, if any event of the types described in the Notes should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Lender, and regardless of whether payment of the Guaranteed Obligations by Hughes has then been accelerated.

          SECTION 16. Savings Clause. (a) It is the intent of each Guarantor and the Lender that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

                    (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of
     Section 544 of the Bankruptcy Code; or

                    (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                    (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

          (b) To the end set forth in Section 16(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 16(b) is intended solely to preserve the rights of the Lender hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the

     Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 16 as against the Lender that would not otherwise be available to such Person under the Avoidance Provisions.

          (c) None of the provisions of this Section 16 are intended in any manner to alter the obligations of any holder of subordinated debt or the rights of the holders of "senior indebtedness" as provided by the terms of the subordinated debt. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to the subordinated debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 16, in any case or proceeding of the kinds described in clauses (i)-(iii) of
     Section 16(a), the holders of the subordinated debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Lender. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of subordinated debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of Section 16(b).

          SECTION 17. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of Hughes's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Lender will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

          SECTION 18. Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and of the Notes.

          SECTION 19. Counterparts. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          SECTION 20. Currency of Payment. All payments to be made by the Guarantors hereunder shall be made in the relevant currency or currencies in which the Guaranteed Obligations are denominated in immediately available funds. If any Guarantor is unable for any reason to effect payment of any of the Guaranteed Obligations in the currency in which such Guaranteed Obligations are denominated, the Lender may, at their option, require such payment to be made in the Dollar Equivalent of such currency. If in any case where any of the Guarantors shall make any such payment in the Dollar Equivalent, the Guarantors agree to hold the Lender harmless from any loss incurred by the Lender arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof.

          SECTION 21. Additional Guarantors. Upon execution and delivery by any Subsidiary of Hughes of a supplement to that certain guaranty dated as of January 26, 1999 (the Revolver Guaranty"), made by each of the material subsidiaries of Hughes, listed on the signature pages thereto, in favor of Lender, individually and as Administrative Agent, First Union National Bank, individually and as Documentation Agent, Nationsbank, N.A., individually and as Syndication Agent, Southtrust Bank, National Association, individually and as Co-Agent, or to that certain guaranty dated as of January 26, 1999 (the "Line of Credit Guaranty") made by each of the material subsidiaries of Hughes, listed on the signature pages thereof, in favor of Lender, individually and as
Administrative Agent, First Union National Bank, individually and as Documentation Agent, Nationsbank, N.A., individually and as Syndication Agent, Southtrust Bank, National Association, individually and as Co-Agent, such subsidiary shall also execute and deliver to Lender an instrument in the form of Annex 1, such Subsidiary of Hughes shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                    GUARANTORS:

Address:                            ALLIED METALS, INC.
20 North Orange Avenue              APPCO PROCESS EQUIPMENT COMPANY
Suite 200                           ATLANTIC PUMP & EQUIPMENT COMPANY OF
Orlando, FL 32801                     MIAMI, INC.
Attn: J. Stephen Zepf               ATLANTIC PUMP & EQUIPMENT COMPANY OF WEST
                                      PALM BEACH, INC.
                                    CAROLINA PUMP & SUPPLY CORP.
                                    CHAD SUPPLY, INC.
                                    COASTAL WHOLESALE, INC.
                                    DOUGLAS LEONHARDT & ASSOCIATES, INC.
                                    DOMINION PIPE FABRICATORS,
                                      INCORPORATED
                                    DOMINION PIPE & SUPPLY CO.
                                    ELASCO AGENCY SALES, INC.
                                    ELEC-TEL SUPPLY COMPANY
                                    ELECTRIC LABORATORIES AND SALES
                                      CORPORATION
                                    FES MERGER CORP., INC.
                                    FLORIDA PIPE & SUPPLY COMPANY
                                    GAYLE SUPPLY COMPANY, INC.
                                    GILLELAND CONCRETE PRODUCTS, INC.
                                    GPEC, INC.
                                    H VENTURE CORP.
                                    HSI ACQUISITION CORPORATION
                                    HUGHES WATER & SUPPLY COMPANY
                                    HUGHES SUPPLY MANAGEMENT SERVICES, INC.
                                    INTERNATIONAL SUPPLY COMPANY
                                    J. I. SERVICES CORPORATION
                                    J & J, INC.
                                    JUNO INDUSTRIES, INC.
                                    KAMEN MERGER CORP.
                                    MEREX CORPORATION
                                    METALS INCORPORATED
                                    METALS, INC. - GULF COAST DIVISION

                                    MILLS & LUPTON SUPPLY COMPANY
                                    MOORE ELECTRIC SUPPLY, INC.
                                    MOUNTAIN COUNTRY SUPPLY, INC.
                                    OLANDER & BROPHY, INCORPORATED
                                    ONE-STOP SUPPLY, INC.
                                    PAINE SUPPLY OF JACKSON, INC.
                                    PALM POOL PRODUCTS, INC.
                                    PANHANDLE PIPE AND SUPPLY CO., INC.
                                    PORT CITY ELECTRICAL SUPPLY, INC.
                                    R & G PLUMBING SUPPLY, INC.
                                    SAN ANTONIO PLUMBING DISTRIBUTORS, INC.
                                    SHRADER HOLDING COMPANY, INC.
                                    STAINLESS TUBULAR PRODUCTS, INC.
                                    SUNBELT SUPPLY COMPANY
                                    USCO INCORPORATED
                                    UNION MERGER CORPORATION
                                    U.S. FUSION SERVICES, INC.
                                    VIRGINIA WATER & WASTE SUPPLY COMPANY, INC.
                                    WCC MERGER CORPORATION
                                    WHOLESALE ELECTRIC SUPPLY CORPORATION

                                    By: ________________________________________
                                        J. Stephen Zepf
                                        Treasurer

Address:                            HHH, INC.
1403 Foulk Road, Suite 102          Z&L ACQUISITION CORP. OF DELAWARE, INC.
Wilmington, DE  19803               L&T OF DELAWARE, INC.
                                    Z&L ACQUISITION CORP.

                                    By:________________________________________
                                       Gordon Stewart
                                       President


Address:                            HSI CORP.
1403 Foulk Road, Suite 101
Wilmington, DE  19803
                                    By:________________________________________
                                       Gordon Stewart
                                       President


Address:                            SOUTHWEST STAINLESS, L.P.
1403 Foulk Road, Suite 102
Wilmington, DE  19803               By:   Z&L ACQUISITION CORP.,
                                            its General Partner

                                            By:_________________________________
                                               Gordon Stewart
                                               President

                [SIGNATURE PAGE TO SUBSIDIARY GUARANTY AGREEMENT]

SECTION 5 AND 21 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:

HUGHES SUPPLY, INC.

By:_____________________________
   J. Stephen Zepf
   Treasurer

                                     ANNEX I

                                   SUPPLEMENT
                                       TO
                          SUBSIDIARY GUARANTY AGREEMENT

          THIS SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of __________________, made by ______________________, a ________ corporation (the "Additional Guarantor"), in favor of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION (the "Lender");

                              W I T N E S S E T H:

          WHEREAS, Hughes executed and delivered that certain Uncommitted Swing Line Note dated as of March 1, 1999, in favor of Lender, in the principal amount of $10,000,000.00 (as hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the "Swing Line Note"), and that certain Uncommitted Guidance Line Note dated as of March 1, 1999, in favor of Lender, in the principal amount of $15,000,000.00 (as hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the "Guidance Line Note", and together with the Swing Line Note, the "Notes");

          WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of Hughes have executed and delivered a Subsidiary Guaranty Agreement, dated as of March 1, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of Hughes under the Notes;

          WHEREAS, Hughes, the Subsidiary Guarantors and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; Hughes provides certain centralized financial, accounting and management services to the Additional
Guarantor; the making of the loans will facilitate expansion and enhance the overall financial strength and stability of Hughes's corporate group, including the Additional Guarantor; and by virtue of intercompany advances and loans, the financial accommodations to Hughes under the Notes shall inure to the direct and material benefit of Guarantors; and

          WHEREAS, it is a condition subsequent to the Lender's making loans, in its sole discretion, to Hughes evidenced by the Notes that the Additional Guarantor execute and deliver to the Lender this Supplement to Guaranty Agreement, and the Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make the loans to Hughes under the Notes, the Additional Guarantor hereby agrees as follows:

          SECTION 2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings specified for such terms in the Subsidiary Guaranty.

          SECTION 3. Additional Guarantor. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Lender to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity by acceleration or otherwise, of all indebtedness and all other obligations, including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys' fees actually incurred and reasonable out-of-pocket expenses) incurred by the Lender in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 16 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor" shall be deemed to include and to refer to the Additional Guarantor.

     3. Enforceability. This Supplement has been duly authorized, executed and delivered by Additional Guarantor and constitutes a legal, valid and binding obligation of Additional Guarantor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     4. Counterparts. This Supplement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     5. Effective Upon Delivery. This Supplement shall become effective upon execution by Additional Guarantor and delivery of this Supplement, as executed, to the Lender.

     6. Governing Law; Appointment of Agent for Service of Process; Submission to Jurisdiction; Waiver of Jury Trial.

          (a) THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE LENDER WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE
COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY (30) DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE ADDITIONAL GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE ADDITIONAL GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

          (c)  TO  THE  EXTENT  PERMITTED  BY  APPLICABLE  LAW,  THE  ADDITIONAL
GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

     7. Severability. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          IN  WITNESS  WHEREOF,   the  Additional   Guarantor  has  caused  this
Supplement to Guaranty Agreement to be duly executed and delivered to the Lender under seal by its duly authorized officers as of the date first above written.

Address for Notices:                        ADDITIONAL GUARANTOR:

                                                 _______________________________


                                                 By:____________________________
                                                    Title:______________________

             AMENDMENT TO UNCOMMITTED GUIDANCE AND SWING LINE DEMAND
                                PROMISSORY NOTE

February 11, 2002

Mr. Robert Hillier
Hughes Supply, Inc.
20 N. Orange Ave., Suite 510
Orlando, FL 32801

Dear Robert:

This letter serves as official notice that as of June 30, 2001, the maturity date on the $10,000,000 Swing Line provided by SunTrust Bank, Inc. (the Bank) was extended to June 30, 2002. Concurrently, the $15,000,000 Guidance Line provided by the Bank has also been extended to June 30, 2002, with these funds now appropriated to a split-trac operating lease agreement.

According to the Swing Line and Guidance Line Notes, the Bank may extend the Notes in writing and at its sole discretion.

If you should have any questions or need assistance please call me at (407) 237-4752.

Sincerely,

Sarah D. Hudson
Associate
SunTrust Bank, Inc.